UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 13, 2017

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2017, Peapack-Gladstone Financial Corporation (the “Corporation”) and Peapack-Gladstone Bank (the “Bank”) announced the elevation of Finn M. W. Caspersen, Jr. to the position of Senior Executive Vice President, Chief Strategy Officer and General Counsel. In connection with this change, Mr. Caspersen will remain as Chief Operating Officer until the date when the new COO assumes that position. Mr. Caspersen joined the Bank in March 2004 as Senior Vice President and was promoted to General Counsel in May 2006. He was promoted again to Executive Vice President in January 2008 and was elected to the Board of Directors in April 2012. In March 2013 he was promoted to Senior Executive Vice President and Chief Operating Officer.

As Chief Strategy Officer and General Counsel, Mr. Caspersen will focus on strategic initiatives including entry into new business lines, pursuit of new revenue opportunities, mergers and acquisitions, and further enhancing the Bank’s already excellent client service.  In addition, Mr. Caspersen will have overall responsibility for Human Capital, Enterprise Risk Management and Compliance, Legal and Corporate Governance and Peapack Private, the Bank’s new Private Banking initiative. Mr. Caspersen will continue as an active member of a number of Bank committees as well as the Bank’s Board of Directors.

On February 14, 2017, the Corporation and the Bank announced the appointment of Robert A. Plante to the position of Executive Vice President, Chief Operating Officer, effective later this quarter. Mr. Plante, age 57, is a seasoned executive, proficient in tactical and operational leadership within the financial services industry. His expertise in operations, project management and technology will add considerable depth to the executive team of the Bank.

From 2012 to the present, Mr. Plante served as Executive Vice President and Chief Operating Officer of Israel Discount Bank of New York, a nearly $10 billion commercial bank, and he served as Chief Information Officer from 2008 to 2011. Prior to IDB of NY, Mr. Plante was Chief Information Officer for The CIT Group, a global commercial and consumer finance company. Prior to CIT, he also held senior positions with GE Capital Global Consumer Finance and with the Geary Corporation, a privately held IT consulting Company.

Mr. Plante will receive a change in control contract when he joins the Company, that will be similar to that of other executives in the Company, as described in the Company’s most recent Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
99.1	Press Release dated February 13, 2017.
99.2	Press Release dated February 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: February 15, 2017	By:	/s/Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and
Chief Financial Officer